UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 We are a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, we are required to designate a “principal executive office.” For purposes of this report, we have designated our office in Bozeman, Montana as our principal executive office, as that is where our Chief Executive Officer and Chief Financial Officer are based.

Item 2.02 Results of Operations and Financial Condition.

On May 24, 2023, Snowflake Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended April 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On May 23, 2023, the Board of Directors (the “Board”) of the Company, upon recommendation of the nominating and governance committee of the Board (the “Nominating and Governance Committee”), increased the size of the Board from ten to eleven members and appointed Stephen B. Burke as a Class I director whose term will expire at the Company’s 2024 annual meeting of stockholders, effective immediately. Mr. Burke has also been appointed as a member of the compensation committee of the Board (the “Compensation Committee”), as a member of the equity award compensation subcommittee of the Compensation Committee, and as a member of the Nominating and Governance Committee.

From January 2020 until August 2020, Mr. Burke served as Chairman of NBCUniversal Media, LLC, a multinational mass media and entertainment conglomerate, and as Chief Executive Officer of NBCUniversal and Senior Executive Vice President of Comcast Corporation, a multinational telecommunications and media conglomerate, between January 2011 and January 2020. From 1998 until 2011, Mr. Burke served as Chief Operating Officer of Comcast Corporation, and currently serves as a Senior Advisor to Comcast Corporation. Mr. Burke is a founder of, and currently runs, Madison Valley Partners, a venture capital firm founded in 2019 that invests in climate-centered technology companies. Mr. Burke currently serves on the board of directors of JPMorgan Chase & Co and Berkshire Hathaway Inc. Mr. Burke holds an undergraduate degree from Colgate University and an M.B.A. degree from Harvard Business School.

There is no arrangement or understanding between Mr. Burke and the Company or any other person pursuant to which Mr. Burke was elected as a director. Additionally, there are no transactions involving the Company and Mr. Burke that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

For his service on the Board, the Compensation Committee, and the Nominating and Governance Committee, Mr. Burke will be compensated pursuant to the Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”), a copy of which is attached as an exhibit to the Company’s Current Report on Form 8-K filed on April 7, 2023. Upon his appointment to the Board, Mr. Burke automatically received a restricted stock unit award for the Company’s Class A common stock (“Class A Common Stock”) under the Company’s 2020 Equity Incentive Plan (the “Plan”) having a value of $1,000,000 based on the Fair Market Value (as defined in the Plan) of the underlying Class A Common Stock on the date of grant (the “Initial RSU”). The Initial RSU will vest over three years, with one-third of the Initial RSU vesting on each of the first, second, and third anniversaries of the date of grant.

In addition, under the Director Compensation Policy, at the close of business on the date of each annual meeting of stockholders (“Annual Meeting”) held after calendar year 2023, Mr. Burke will automatically receive an additional restricted stock unit award for the Company’s Class A Common Stock (each, an “Annual RSU”), provided that Mr. Burke continues to serve as a Non-Employee Director (as defined in the Director

Compensation Policy) at the time of grant. Each Annual RSU will have a value of $300,000 based on the average Fair Market Value of the underlying Class A Common Stock for the 20 trading days prior to and ending on the date of grant. Each Annual RSU will vest on the earlier of (i) the date of the following year’s Annual Meeting (or the date immediately prior to the next Annual Meeting if Mr. Burke’s service as a Non-Employee Director ends at such meeting); or (ii) the first anniversary of the date of grant. In accordance with the Director Compensation Policy, all of the shares subject to Mr. Burke’s then-outstanding Company equity awards will become fully vested immediately prior to the consummation of a change of control.

Beginning in calendar year 2024, and in accordance with the Director Compensation Policy, Mr. Burke will receive (i) an annual cash retainer of $33,000 for serving on the Board, (ii) an annual cash retainer of $9,500 for serving on the Compensation Committee, and (iii) an annual cash retainer of $5,000 for serving on the Nominating and Governance Committee, each paid quarterly and pro-rated for any partial months of service.

Mr. Burke has entered into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2020 (File No. 333-248280).

A copy of the press release announcing Mr. Burke’s appointment as a director of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Departure of Director

On May 23, 2023, John D. McMahon, a Class III director of the Board, a member of the Compensation Committee, and a member of the Nominating and Governance Committee, notified the Company that he will not stand for re-election as a director of the Company. It is anticipated that Mr. McMahon will serve as a director of the Company through the Company’s 2023 Annual Meeting of Stockholders, scheduled to take place on July 5, 2023. Mr. McMahon has informed the Company that his decision to not stand for re-election as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective upon Mr. McMahon’s departure from the Board and at the conclusion of the Company's 2023 Annual Meeting of Stockholders, the size of the Board will be automatically reduced from eleven to ten directors.

The information contained in Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Snowflake Inc. dated May 24, 2023 announcing Snowflake Inc.'s financial results for the three months ended April 30, 2023.
99.2	Press release issued by Snowflake Inc. dated May 24, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: May 24, 2023
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer